Exhibit 10.11

Aviron

	RECEIVED MAR 6 1996 A.C. DISANTE	297 North Bernardo Avenue Mountain View, California 94043 Tel: 415-919-6500 Fax: 415-919-6610
March 4, 1996

Anne DiSante

Senior Technology Licensing Specialist

University of Michigan

303 South State St.

Wolverine Tower, Room 2071

Ann Arbor, MI 48109-1280

By Fax: 313-936-1330

Confirmation to follow by mail.

Dear Anne:

Thank you for your letter of February 28, 1996 notifying Aviron of the termination of the license agreement between the University and Kaketsuken.

As described in the agreement between the University and Aviron, please consider this written notice confirming Aviron’s desire to exercise its option to extend the definition of the term “TERRITORY” to include Japan.

Sincerely,

/s/ J. Leighton Read
J. Leighton Read, M.D.
Chairman and CEO